UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Goldcorp Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 3400 666 Burrard Street
Vancouver, British Columbia	V6C 2X8
(Address of Principal Executive Offices)	(Zip Code)

Goldcorp Inc. Restricted Share Plan

(Full title of plan)

CT Corporation System, 111 Eight Avenue

New York, New York 10019

(Name and address of agent for service)

(800) 223-7567

(Telephone number, including area code, of agent for service)

with copies to:

Jennifer Traub Cassels Brock & Blackwell LLP 2200 HSBC Building 885 West Georgia Street Vancouver, British Columbia Canada V6C 3E8 (604) 691-6100	David S. Stone, Esq. John J. Koenigsknecht, Esq. Neal, Gerber & Eisenberg LLP Two North LaSalle Street, Suite 1700 Chicago, Illinois 60602 (312) 269-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares	4,500,000	$24.65	$110,925,000	$14,287.14

(1)	Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of the Registrant’s Common Shares as reported on the New York Stock Exchange on May 1, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register an additional 4,500,000 Common Shares of Goldcorp Inc. (the “Registrant”) under the Goldcorp Inc. Restricted Share Plan, which are the same class as those Common Shares registered under the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 22, 2005 (File No. 333-126040), May 29, 2008 (File No. 333-151251) and May 3, 2012 (File No. 333-181116). This Registration Statement has been prepared in accordance with General Instruction E of Form S-8 and the previously filed Registration Statements are incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed or furnished by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2013 filed with the Commission on March 31, 2014;

(b)	Exhibit 99.1 (Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Three Months Ended March 31, 2014) and Exhibit 99.2 (Condensed Interim Consolidated Financial Statements of the Company for the Three Months Ended March 31, 2014) to the Current Report on Form 6-K furnished to the Commission on May 1, 2014; and

(c)	the description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form F-10 (File No. 333-123876) filed with the Commission on April 6, 2005, including any amendment or report for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents, provided that reports on Form 6-K shall be so deemed incorporated by reference only if and to the extent indicated in such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	Goldcorp Inc. Restricted Share Plan (incorporated by reference to Exhibit 99.1 to the Company’s Periodic Report on Form 6-K, filed on May 2, 2014).

5.1	Opinion of Cassels Brock & Blackwell LLP

23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on May 8, 2014.

GOLDCORP INC.

By:	/s/ Charles A. Jeannes
Name:	Charles A. Jeannes
Title:	President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles A. Jeannes and Anna M. Tudela, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 8, 2014 by the following persons in the capacities and on the dates indicated.

Signature	Title

/s/ Charles A. Jeannes Charles A. Jeannes	President, Chief Executive Officer and Director (principal executive officer)

/s/ Lindsay A. Hall Lindsay A. Hall	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

/s/ Ian W. Telfer Ian W. Telfer	Chairman of the Board and Director

/s/ Douglas M. Holtby Douglas M. Holtby	Vice Chairman of the Board and Director

/s/ John P. Bell John P. Bell	Director

/s/ Beverley A. Briscoe Beverley A. Briscoe	Director

/s/ Peter J. Dey Peter J. Dey	Director

/s/ Clement A. Pelletier Clement A. Pelletier	Director

/s/ P. Randy Reifel P. Randy Reifel	Director

/s/ Blanca Treviño Blanca Treviño	Director

/s/ Kenneth F. Williamson Kenneth F. Williamson	Director

EXHIBIT INDEX

4.1	Goldcorp Inc. Restricted Share Plan (incorporated by reference to Exhibit 99.1 to the Company’s Periodic Report on Form 6-K, filed on May 2, 2014).

5.1	Opinion of Cassels Brock & Blackwell LLP

23.1	Consent of Deloitte LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement)